                                                                 EXHIBIT  10.70


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (the AAmendment@) is made this 1st day of April, 1997, by and between Caraco Pharmaceutical Laboratories, Ltd. (the "Company") and Robert Kurkiewicz ("Employee").


                                   WITNESSETH:

         WHEREAS, the Company and Employee entered into that certain Employment Agreement dated October 22, 1993 (the "Employment Agreement");

         WHEREAS, Sun Pharmaceutical Industries Limited ("Sun") has indicated that it intends to contribute $7.5 million to the Company for 5.3 million shares of the Company's Common Stock pursuant to a stock purchase agreement (the "Stock Purchase Agreement");

         WHEREAS, Sun's capital contribution pursuant to the Stock Purchase Agreement is dependent, among other things, on reductions in Company expenses and reductions in capital; and

         WHEREAS, Employee recognizes the importance of Sun's capital contribution to the Company pursuant to the Stock Purchase Agreement, and agrees to accommodate Sun's need for reductions in the Company's expenses and capital through modification of his Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties covenant and agree that the following shall become effective on the date that Sun and the Company execute the Stock Purchase Agreement.

         1. Salary Reduction. Paragraph 3(a) of the Employment Agreement is hereby amended by reducing the annual salary payable to Employee from $123,000 to $92,250. Except for the change in the amount of the annual salary, the provisions of Paragraph 3(a) continue in full force and effect.

         2. Termination Without Cause.Subparagraphs 7(c)(ii)(a), (b) and (c) of the Employment Agreement are hereby amended by changing the applicable period over which the severance package is to be paid from twelve (12) months to six
(6) months. Except for this change, the provisions of Subparagraphs 7(c)(ii)(a),
(b) and (c) continue in full force and effect.

         3. Existing Employment Agreement. Except as modified hereby, the terms and conditions of the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement on the date first above written.


CARACO PHARMACEUTICAL LABORATORIES, LTD., a Michigan corporation


By:
   ----------------------------------
         William R. Hurd
    Its:  President


EMPLOYEE:


-------------------------------------
Robert Kurkiewicz






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